Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 333-149760, 333-137748, 333-105368, 333-88684, 333-85720 and 333-32678 on Form S-8 of our reports dated March 11, 2010, relating to the consolidated financial statements of RAE Systems Inc. and the effectiveness of RAE Systems Inc.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of RAE Systems Inc. for the year ended December 31, 2009.
/s/ Deloitte & Touche LLP
San Jose, California
March 11, 2010